UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 20, 2018

(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices, including Zip Code)

(441) 296-6395

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 22, 2018, Marvell Technology Group Ltd. (the “Company”) completed a public offering under the Company’s Registration Statement on Form S-3 (File No. 333-225591) (the “Registration Statement”) of (i) $500,000,000 aggregate principal amount of the Company’s 4.200% Senior Notes due 2023 (the “2023 notes”) and (ii) $500,000,000 aggregate principal amount of the Company’s 4.875% Senior Notes due 2028 (the “2028 notes” and, together with the 2023 notes, the “notes”).

The notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated June 20, 2018, by and among the Company and Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The notes are being issued under the Indenture dated as of June 22, 2018 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 22, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

The Company will pay interest on the 2023 notes on June 22 and December 22 of each year, beginning on December 22, 2018. The 2023 notes will mature on June 22, 2023. The Company will pay interest on the 2028 notes on June 22 and December 22 of each year, beginning on December 22, 2018. The 2028 notes will mature on June 22, 2028. The Company may redeem the notes, in whole or in part, at any time prior to their maturity at the redemption prices set forth in the notes.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a ratings event involving the notes being rated below investment grade), the Company will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

In the event (i) the proposed acquisition by the Company of Cavium, Inc. (“Cavium”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 19, 2017, by and among the Company, Kauai Acquisition Corp., a Delaware corporation, and Cavium (the “Cavium Acquisition”) is not completed on or prior to March 31, 2019 or (ii) the Merger Agreement is terminated on or at any time prior to such date (each such event referred to as a “special mandatory redemption event”), the Company will be required to redeem all of the 2023 notes and the 2028 notes then outstanding, at a special mandatory redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent interest payment date on which interest was paid, whichever is later, to, but not including, the Special Mandatory Redemption Date (as defined below). The “Special Mandatory Redemption Date” will be a date selected by the Company and will be no later than 30 days following any special mandatory redemption event.

The Indenture contains certain limited covenants restricting the Company’s ability to incur certain liens, enter into certain sale and leaseback transactions and merge or consolidate with any other entity or convey, transfer or lease all or substantially all of the Company’s properties or assets to another person, which, in each case, are subject to certain qualifications and exceptions.

The notes will be the Company’s senior unsecured obligations and will rank equally with the Company’s other senior unsecured debt from time to time outstanding. The notes will be effectively subordinated to any existing or future indebtedness of any of the Company’s subsidiaries. The notes are subject to customary covenants and events of default, as set forth in the Indenture.

The Company expects that the net proceeds from the offering of the notes will be approximately $988.7 million after deducting underwriting discounts and other estimated expenses of the offering. Net proceeds will be used to fund a portion of the cash consideration for the Cavium Acquisition, to repay certain of Cavium’s debt and to pay fees and expenses related to the Cavium Acquisition.

A copy of the Underwriting Agreement, the Base Indenture and the First Supplemental Indenture (including the form of notes attached thereto) is attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the notes, the Underwriting Agreement, the Base Indenture and the First Supplemental Indenture is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the First Supplemental Indenture (including the form of notes attached thereto).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 20, 2018, by and among Marvell Technology Group Ltd. and Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

4.1	Indenture, dated as of June 22, 2018, by and between Marvell Technology Group Ltd. and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of June 22, 2018, by and between Marvell Technology Group Ltd. and U.S. Bank National Association, as trustee

4.3	Form of 4.200% Senior Notes due 2023 (included in Exhibit 4.2)

4.4	Form of 4.875% Senior Notes due 2028 (included in Exhibit 4.2)

5.1	Opinion of Hogan Lovells US LLP

5.2	Opinion of Appleby (Bermuda) Limited

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2018

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell L. Gaynor
Mitchell L. Gaynor
Chief Administration and Legal Officer and Secretary